Exhibit 32.1

Certification of principal EXECUTIVE officer

In connection with the quarterly report of Bay Bancorp, Inc. on Form 10-Q for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof, I, Kevin B. Cashen, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

  (1) such Form 10-Q for the period ended June 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) the information contained in such Form 10-Q for the period ended June 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Bay Bancorp, Inc.

/s/ Kevin B Cashen Kevin B. Cashen President and Chief Executive Officer August 14, 2014

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.